EXHIBIT 99.1

Sun Country Airlines Reports Third Quarter 2021 Results

Q3 2021 GAAP EPS of $0.23 and operating income of $22 million

Q3 2021 Adjusted EPS of $0.23(1) and adjusted operating income of $23 million (1)

MINNEAPOLIS. November 1, 2021. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines”, “Sun Country”, the “Company”) (NASDAQ: SNCY) today reported financial results for its third quarter ended September 30, 2021.

“We had a great third quarter,” said Jude Bricker, Chief Executive Officer of Sun Country. “We posted our highest adjusted operating margin, adjusted pre-tax margin and adjusted net income since the first quarter of 2019. As a reminder, the third quarter is historically not our strongest quarter of the year. Total quarterly revenue in Q3 2021 was higher than in Q3 2019, the first quarter this has occurred since the start of the pandemic. This and our continued focus on cost control in the quarter produced earnings of $0.23, the highest since the start of the pandemic, and our third consecutive quarter of positive adjusted operating margins.”

Overview of Third Quarter

	Three Months Ended Sep 30,
(unaudited) (in millions, except share amounts)	2021	2020	% Change
Total operating revenue	$173.7	$78.0	122.7
Operating income	22.0	8.8	149.5
Income before income tax	16.2	3.9	320.8
Net income	13.9	2.9	375.0
Diluted earnings per share	$0.23	$0.06	283.3

“NM” stands for not meaningful

	Three Months Ended Sep 30,
(unaudited) (in millions, except share amounts)	2021	2020	% Change
Adjusted operating income (loss) (1)	$22.9	($21.6)	NM
Adjusted income (loss) before income tax (1)	16.7	(26.6)	NM
Adjusted net income (loss) (1)	14.0	(20.5)	NM
Adjusted diluted earnings (loss) per share (1)	$0.23	($0.42)	NM

	Nine Months Ended Sep 30,
(unaudited) (in millions, except share amounts)	2021	2020	% Change
Total operating revenue	$450.5	$293.7	53.4
Operating income	96.2	21.8	340.9
Income before income tax	95.2	5.6	NM
Net income	78.1	4.1	NM
Diluted earnings per share	$1.33	$0.09	NM

	Nine Months Ended Sep 30,
(unaudited) (in millions, except share amounts)	2021	2020	% Change
Adjusted operating income (loss) (1)	$35.6	($36.8)	NM
Adjusted income (loss) before income tax (1)	17.4	(52.7)	NM
Adjusted net income (loss) (1)	13.6	(40.7)	NM
Adjusted diluted earnings (loss) per share (1)	$0.23	($0.84)	NM

Page 1	Sun Country, Inc. d/b/a Sun Country Airlines®

For the quarter ended September 30, 2021, Sun Country reported net income of $14 million and income before income tax of $16 million, on $174 million of revenue. Adjusting to remove stock compensation expense and special items, adjusted income before income tax for the quarter was $17 million(1). GAAP operating income during the quarter was $22 million, producing an operating margin of 12.7%, while adjusted operating income was $23 million(1), resulting in an adjusted operating income margin of 13.2%(1).

“We have now put together four consecutive quarters of above 15% adjusted EBITDAR margins with a 24% margin for the third quarter,” said Dave Davis, President and Chief Financial Officer of Sun Country. “We are achieving these strong financial results despite still being in the recovery phase of the pandemic. Although total available seat miles are still 16% below what they were in the third quarter 2019, our total revenue per ASM (TRASM), which excludes cargo revenue, was positive versus 2019 for each month in this quarter. In addition, both our average base fare per passenger and ancillary revenue per passenger were higher than 2019 for the third quarter.”

Notable Highlights

•	Secured delivery of two additional aircraft, one of which began flying in August, the other is expected to begin flying in early 2022. These aircraft are the fourth and fifth aircraft acquired this year which equals the aircraft procurement target set at the beginning of 2021. The Company continues to actively evaluate aircraft to fund future growth plans.
•	Announced a new five-year agreement with Major League Soccer to provide comprehensive charter service for all 27 MLS teams
•	Extended schedule through Labor Day 2022 with seven new nonstop destinations from Minneapolis, MN broadening the network to over 70 airports from the Twin Cities which represents a 40% increase from 2019
•	Through a partnership with Landline, announced Sun Country Door-to-Door, a new private home pickup service that brings local customers from their house to Minneapolis-Saint Paul International Airport
•	Partnered with Caribou Coffee, Fulton Brewing and Dot’s Pretzels to upgrade inflight menu

Capacity

The Company continues to grow sensibly through the recovery. Total available seat miles (“ASM”) increased versus the second quarter of 2021 by 7% but are still 16% lower than the third quarter of 2019 due to the unpredictability of the demand environment. Charter block hours also increased versus the second quarter of 2021 by 5%, with the bulk of the charter flying occurring in our ad hoc segment. Cargo block hours grew 4% versus the second quarter 2021. Comparisons to the third quarter 2020 are not meaningful due to the impact of COVID-19.

Revenue

For the third quarter of 2021, the Company reported total revenue of $174 million which was $24 million, or 16%, higher than the $149 million recorded in the second quarter of 2021, and 1% above the third quarter of 2019. The Company’s scheduled revenue per scheduled ASM (PRASM) of 6.2 cents in the third quarter of 2021 increased 11% from the second quarter 2021, while scheduled ASMs grew 8% during the same period. Ancillary revenue has remained strong throughout the pandemic. Ancillary revenue per passenger of $42.91 was 33% higher than the third quarter of 2019 and grew 3% versus the second quarter of 2021.

Page 2	Sun Country, Inc. d/b/a Sun Country Airlines®

Charter service revenue is primarily generated through service provided to collegiate and professional sports teams, the U.S. Department of Defense, casinos, and other customers. In the third quarter of 2021, the Company’s charter service revenue was $34 million, an increase of 17% versus $29 million in the second quarter of 2021. Charter revenue was down 26% versus the third quarter of 2019 as the Casino business is still below 2019 levels and military charter unit revenues are depressed due to other airlines redeploying large aircraft into the charter segment that are normally flying international markets.

Cargo revenue consists of revenue earned from flying cargo aircraft under the Air Transportation Services Agreement (“ATSA”) with Amazon. In the third quarter of 2021, cargo revenue was $24 million, a 10% increase versus the second quarter of 2021. Flying under the ATSA began in May 2020.

Cost

For the third quarter of 2021, total GAAP operating expenses decreased 6% versus the third quarter of 2019, while total block hours increased 13% versus the same period. Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, Special Items described above, non-cash management stock compensation expense, costs arising from its cargo operations (starting in 2020 when the Company launched cargo operations), certain commissions, and other costs of selling its vacations product from this measure. In the third quarter of 2021, Adjusted CASM was 6.35(2) cents.

Balance Sheet and Liquidity

The Company’s net debt(3) for the third quarter was $267 million. Total liquidity at the end of the third quarter was $300 million. The use of cash during the quarter was driven by the purchase of two aircraft. Total debt during the quarter increased due to the addition of an incremental aircraft using a finance lease structure.

Fleet

The Company currently operates 35 aircraft in passenger service, an increase of two since June 30. It has acquired five aircraft this year as planned and is actively pursuing other used aircraft transactions. It continues to operate 12 freighter aircraft in its cargo operation.

Page 3	Sun Country, Inc. d/b/a Sun Country Airlines®

Guidance for Fourth Quarter 2021

	Q4 2021	H/(L) vs Q4 2019
Total revenue - millions	$164 to $169	0% to 3%
Economic fuel cost per gallon	$2.55	21%
Operating income margin - percentage	1.5% - 5.5%	(6)pp to (2)pp
Effective tax rate	23%
Total system ASMs - millions	1,475 to 1,525	(11%) to (8%)

Conference Call & Webcast Details

Sun Country Airlines will host a conference call to discuss its third quarter 2021 results at 8:30 a.m. Eastern Time on Tuesday, November 2, 2021. A live broadcast of the conference call will be available via the investor relations section of Sun Country Airlines’ website at https://ir.suncountry.com/news-events/events-and-presentations. The online replay will be available on the same website approximately one hour after the call. The conference call can also be listened to live by dialing 1 (833) 458-0947 (U.S. toll free) or 1 (914) 987-7750 (U.S. toll).

About Sun Country Airlines

Sun Country Airlines is a new breed of hybrid low-cost air carrier that dynamically deploys shared resources across our synergistic scheduled service, charter and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives ("VFR") passengers and charter customers and providing cargo CMI services, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean.

End Notes

1 – See additional details in the tables below in the section titled “Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin”

2 – See additional details in table below titled “Reconciliation of Adjusted CASM to CASM”

3 – Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and equivalents

Contacts

Investor Relations

Chris Allen

651-681-4810

IR@suncountry.com

Media

Jessica Wheeler

651-900-8400

mediarelations@suncountry.com

Page 4	Sun Country, Inc. d/b/a Sun Country Airlines®

Forward Looking Statements

This report contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this report, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:

•	our strategy, outlook and growth prospects;
•	our operational and financial targets and dividend policy;
•	general economic trends and trends in the industry and markets; and
•	the competitive environment in which we operate.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

These forward-looking statements reflect our views with respect to future events as of the date of this report and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this report and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. You should read this report completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Prospectus included in its registration statement on Form S-1, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K.

Non-GAAP Financial Measures

We sometimes use information that is derived from the consolidated financial statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

Page 5	Sun Country, Inc. d/b/a Sun Country Airlines®

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended Sep 30,
	2021	2020	% Change
Operating Revenues:
Scheduled Service	$80,212	$26,954	197.6
Charter Service	33,809	23,264	45.3
Ancillary	33,697	12,254	175.0
Passenger	147,718	62,472	136.5
Cargo	24,400	14,272	71.0
Other	1,545	1,229	25.7
Total Operating Revenue	173,663	77,973	122.7
Operating Expenses:
Aircraft Fuel	36,647	13,139	178.9
Salaries, Wages, and Benefits	43,424	36,348	19.5
Aircraft Rent	3,925	6,410	(38.8)
Maintenance	9,660	6,338	52.4
Sales and Marketing	5,470	2,921	87.3
Depreciation and Amortization	14,029	12,929	8.5
Ground Handling	7,873	4,880	61.3
Landing Fees and Airport Rent	12,069	8,596	40.4
Special Items, net	(65)	(32,852)	NM
Other Operating, net	18,629	10,447	78.3
Total Operating Expenses	151,661	69,156	119.3
Operating Income	22,002	8,817	149.5
Non-operating Income/(Expense):
Interest Income	28	26	7.7
Interest Expense	(6,286)	(5,157)	21.9
Other, net	456	164	178.0
Total Non-operating Income (Expense), net	(5,802)	(4,967)	16.8
Income before Income Tax	16,200	3,850	320.8
Income Tax Expense	2,297	923	148.9
Net Income	$13,903	$2,927	375.0
Net Income per share to common stockholders:
Basic	$0.24	$0.06	300.0
Diluted	$0.23	$0.06	283.3
Shares used for computation:
Basic	57,355,104	46,805,950	22.5
Diluted	61,712,378	48,350,943	27.6

Page 6	Sun Country, Inc. d/b/a Sun Country Airlines®

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

(Unaudited)

	Nine Months Ended Sep 30,
	2021	2020	% Change
Operating Revenues:
Scheduled Service	$201,905	$159,063	26.9
Charter Service	88,511	60,983	45.1
Ancillary	86,626	52,253	65.8
Passenger	377,042	272,299	38.5
Cargo	68,084	17,491	289.3
Other	5,338	3,889	37.3
Total Operating Revenue	450,464	293,679	53.4
Operating Expenses:
Aircraft Fuel	90,631	69,377	30.6
Salaries, Wages, and Benefits	129,815	106,923	21.4
Aircraft Rent	13,339	23,376	(42.9)
Maintenance	30,170	15,242	97.9
Sales and Marketing	16,402	13,123	25.0
Depreciation and Amortization	40,103	35,631	12.6
Ground Handling	19,654	15,786	24.5
Landing Fees and Airport Rent	29,606	22,377	32.3
Special Items, net	(65,456)	(64,333)	1.7
Other Operating, net	50,026	34,363	45.6
Total Operating Expenses	354,290	271,865	30.3
Operating Income	96,174	21,814	340.9
Non-operating Income/(Expense):
Interest Income	52	340	(84.7)
Interest Expense	(19,487)	(16,215)	20.2
Other, net	18,505	(331)	NM
Total Non-operating Income (Expense), net	(930)	(16,206)	(94.3)
Income before Income Tax	95,244	5,608	NM
Income Tax Expense	17,172	1,470	NM
Net Income	$78,072	$4,138	NM
Net Income per share to common stockholders:
Basic	$1.44	$0.09	NM
Diluted	$1.33	$0.09	NM
Shares used for computation:
Basic	54,368,231	46,805,950	16.2
Diluted	58,699,991	48,350,943	21.4

Page 7	Sun Country, Inc. d/b/a Sun Country Airlines®

Key Operating Statistics

The following table presents key operating statistics and metrics for the three months ended September 30, 2021.

	Three Months Ended Sep 30,
	2021	2020	% Change
Scheduled service statistics:
Revenue passenger miles (RPMs) – thousands	1,011,936	418,223	142.0
Available seat miles (ASMs) – thousands	1,296,555	763,362	69.8
Load factor	78.0%	54.8%	23.2 pts
Revenue passengers carried	785,348	337,887	132.4
Departures	5,533	3,364	64.5
Block hours	17,313	9,998	73.2
Passenger revenue per ASM (PRASM) - cents	6.19	3.53	75.2
Average base fare per passenger	$102.14	$79.77	28.0
Ancillary revenue per passenger	$42.91	$36.27	18.3
Fuel gallons - thousands	13,475	7,403	82.0
Charter statistics:
Departures	1,798	1,324	35.8
Block hours	3,835	2,920	31.3
Available seats miles (ASMs) - thousands	244,393	205,594	18.9
Fuel gallons - thousands	2,760	2,098	31.5
Cargo statistics:
Departures	2,912	1,818	60.2
Block hours	8,533	5,168	65.1
Total system statistics:
Average passenger aircraft	32.9	31.0	6.3
Passenger aircraft – end of period	35	31	12.9
Cargo aircraft – end of period	12	10	20.0
Available seat miles (ASMs) – thousands	1,549,432	974,584	59.0
Departures	10,299	6,549	57.3
Block hours	29,842	18,191	64.0
Daily utilization – hours	7.0	4.6	54.0
Average stage length – miles	1,155	1,116	3.6
Total revenue per ASM (TRASM) - cents	9.63	6.54	47.4
Cost per ASM (CASM) - cents	9.79	7.10	37.9
Adjusted CASM - cents	6.35	7.63	(16.8)
Fuel gallons - thousands	16,321	9,558	70.8
Fuel cost per gallon, excluding derivatives	$2.24	$1.40	59.9
Employees at end of period	2,014	1,632	23.4

Page 8	Sun Country, Inc. d/b/a Sun Country Airlines®

The following table presents key operating statistics and metrics for the nine months ended September 30, 2021.

	Nine Months Ended Sep 30,
	2021	2020	% Change
Scheduled service statistics:
Revenue passenger miles (RPMs) – thousands	2,705,969	1,721,227	57.2
Available seat miles (ASMs) – thousands	3,653,335	2,589,606	41.1
Load factor	74.1%	66.5%	7.6 pts
Revenue passengers carried	2,038,399	1,273,747	60.0
Departures	14,777	10,546	40.1
Block hours	48,420	34,416	40.7
Passenger revenue per ASM (PRASM) - cents	5.53	6.14	(10.0)
Average base fare per passenger	$99.05	$124.88	(20.7)
Ancillary revenue per passenger	$42.50	$41.02	3.6
Fuel gallons - thousands	37,299	26,182	42.5
Charter statistics:
Departures	5,036	3,480	44.7
Block hours	10,822	7,853	37.8
Available seats miles (ASMs) - thousands	693,837	540,284	28.4
Fuel gallons - thousands	7,739	5,744	34.7
Cargo statistics:
Departures	8,229	2,231	268.8
Block hours	24,973	6,244	299.9
Total system statistics:
Average passenger aircraft	31.7	31.4	0.9
Passenger aircraft – end of period	35	31	12.9
Cargo aircraft – end of period	12	10	20.0
Available seat miles (ASMs) – thousands	4,368,972	3,149,189	38.7
Departures	28,196	16,396	72.0
Block hours	84,648	48,882	73.2
Daily utilization – hours	6.9	5.0	39.2
Average stage length – miles	1,199	1,207	(0.7)
Total revenue per ASM (TRASM) - cents	8.75	8.77	(0.2)
Cost per ASM (CASM) - cents	8.11	8.63	(6.1)
Adjusted CASM - cents	6.29	7.75	(18.9)
Fuel gallons - thousands	45,269	32,120	40.9
Fuel cost per gallon, excluding derivatives	$2.08	$1.62	28.7
Employees at end of period	2,014	1,632	23.4

Page 9	Sun Country, Inc. d/b/a Sun Country Airlines®

summary balance sheet
(Dollars in millions)

(Unaudited – amounts may not recalculate due to rounding)

	9/30/2021	12/31/2020	% Change
Cash and cash equivalents	$275.3	$62.0	343.9
Other current assets	71.1	64.7	9.9
Total current assets	346.4	126.7	173.3
Total property & equipment, net	561.0	414.5	35.3
Other	434.8	512.0	(15.1)
Total assets	1,342.3	1,053.3	27.4
Air traffic liabilities	105.0	101.1	3.9
Current finance lease obligations	9.7	11.5	(15.0)
Current operating lease obligations	17.4	34.5	(49.7)
Current maturities of long-term debt	19.8	26.1	(24.1)
Other current liabilities	89.6	80.6	11.2
Total current liabilities	241.6	253.7	(4.8)
Finance lease obligations	164.9	95.7	72.3
Operating lease obligations	63.1	112.7	(44.0)
Long-term debt	267.0	256.3	4.2
Income tax receivable agreement	95.4	0	NM
Other	27.4	50.9	(46.2)
Total liabilities	859.4	769.5	11.7
Total stockholders equity	$482.9	$283.8	70.1

summary cash flow
(Dollars in millions)

(Unaudited - amounts may not recalculate due to rounding)

	Nine Months Ended Sep 30,
	2021	2020	% Change
Net cash provided by operating activities	$109.4	$3.6	NM
Purchases of property & equipment	(111.1)	(94.3)	17.8
Other	(0.3)	0.1	NM
Net cash used in investing activities	(111.4)	(94.2)	18.3
Cash received from stock offering	235.9	0.0	NM
Proceeds from borrowing	80.5	220.3	(63.5)
Repayment of finance lease obligations	(9.1)	(84.7)	(89.3)
Repayment of borrowings	(75.7)	(55.6)	36.2
Other	(8.9)	(3.3)	169.7
Net cash provided by financing activities	222.7	76.7	190.4
Change in cash	220.7	(13.9)	NM
Cash and equivalents and restricted cash – beginning of the period	70.4	64.5	9.1
Cash and equivalents and restricted cash – end of the period	$291.0	$50.5	476.2

Page 10	Sun Country, Inc. d/b/a Sun Country Airlines®

Calculation of Special Items

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following tables lists the items that are included as Special Items, net.

	Three Months Ended Sep 30,
	2021	2020
CARES Act grant recognition (1)	$—	$(30.8)
CARES Act employee retention credit (2)	(0.1)	(2.1)
Other	—	—
Total special items, net	$(0.1)	$(32.9)

(1)	During the first half of 2021, the Treasury awarded the Company a grant of $37.0 under PSP2. Further, during the first half of 2021, the Company received a grant of $34.5 under PSP3. The grant amount recognized under the CARES Act Payroll Support Program for the nine months ended September 30, 2020 was $62.3, of which $31.5 was recognized in the second quarter and $30.8 was recognized in the third quarter
(2)	Relates to a credit recognized under the CARES Act Employee Retention credit which is a refundable tax credit against certain employee taxes. The $0.1 shown in the third quarter of 2021 relates to a true-up of the second quarter 2021 credit.

	Nine Months Ended Sep 30,
	2021	2020
CARES Act grant recognition (1)	$(71.6)	$(62.3)
CARES Act employee retention credit (2)	(0.8)	(2.1)
Aircraft purchase impacts (3)	7.0	—
Other	—	—
Total special items, net	$(65.5)	$(64.3)

(1)	During the first half of 2021, the Treasury awarded the Company a grant of $37.0 under PSP2. Further, during the first half of 2021, the Company received a grant of $34.5 under PSP3. The grant amount recognized under the CARES Act Payroll Support Program for the nine months ended September 30, 2020 was $62.3, of which $31.5 was recognized in the second quarter and $30.8 was recognized in the third quarter
(2)	Relates to a credit recognized under the CARES Act Employee Retention credit which is a refundable tax credit against certain employee taxes. The $0.1 shown in the third quarter of 2021 relates to a true-up of the second quarter 2021 credit.
(3)	Five aircraft were purchased in March 2021 that were previously under operating leases. One additional aircraft was purchased in April 2021 that was previously under an operating lease. Aircraft lease buy-out expense represents the net costs incurred to terminate the leases on those six aircraft. This includes the associated lease termination costs, write-off of previously capitalized maintenance deposits, and the write-off of over-market liabilities

Page 11	Sun Country, Inc. d/b/a Sun Country Airlines®

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, and Adjusted Net Income are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of operating income and net income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry. Adjusted EBITDAR and Adjusted EBITDAR Margin is a non-GAAP measure included as supplemental disclosure because we believe it is a valuation measure commonly used by investors, securities analysts and other interested parties in the industry to compare airline companies and derive valuation estimates without consideration of airline capital structure or aircraft ownership methodology. We believe that while items excluded from Adjusted EBITDAR and Adjusted EBITDAR Margin may be recurring in nature and should not be disregarded in evaluation of our earnings performance, Adjusted EBITDAR and Adjusted EBITDAR Margin is useful because its calculation isolates the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by finance lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different companies for reasons unrelated to overall operating performance. Adjusted EBITDAR and Adjusted EBITDAR Margin should not be viewed as a measure of overall performance or considered in isolation or as an alternative to net income because it excludes aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate our business. We have historically incurred substantial rent expense due to our legacy fleet of operating leased aircraft, which are currently being transitioned to owned and finance leased aircraft.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin have limitations as analytical tools. Some of the limitations applicable to these measures include: Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; Adjusted EBITDAR and Adjusted EBITDAR Margin does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; Adjusted EBITDAR and Adjusted EBITDAR Margin does not reflect changes in, or cash requirements for, our working capital needs; they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDAR and Adjusted EBITDAR Margin does not reflect any cash requirements for such replacements; and other companies in our industry may calculate Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Page 12	Sun Country, Inc. d/b/a Sun Country Airlines®

As derivations of Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, each of Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin has significant limitations which affect its use as an indicator of our profitability and valuation. Accordingly, you are cautioned not to place undue reliance on this information.

Page 13	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Operating Income to GAAP Operating Income

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted operating income to GAAP operating income.

	Three Months Ended Sep 30,
	2021	2020
Operating revenue	$173.7	$78.0
Operating income	22.0	8.8
Special items, net (1)	(.1)	(32.9)
Stock compensation expense	1.0	0.5
Voluntary leave expense (2)	—	1.9
Adjusted operating income (loss)	$22.9	$(21.6)
Operating income margin	12.7%	11.3%
Adjusted operating income (loss) margin	13.2%	(27.8%)

(1)	See special items table above for more details
(2)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Reconciliation of Adjusted Operating Income to GAAP Operating Income

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted operating income to GAAP operating income.

	Nine Months Ended Sep 30,
	2021	2020
Operating revenue	$450.5	$293.7
Operating income	96.2	21.8
Special items, net (1)	(65.5)	(64.3)
Stock compensation expense	4.6	1.3
Tax receivable agreement expense (2)	0.3	—
Voluntary leave expense (3)	—	4.4
Adjusted operating income (loss)	$35.6	$(36.8)
Operating income margin	21.3%	7.4%
Adjusted operating income (loss) margin	7.9%	(12.5%)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement with our pre-IPO stockholders
(3)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Page 14	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Income Before Income Tax to GAAP Income Before Income Tax

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted income before income tax to GAAP income before income tax.

	Three Months Ended Sep 30,
	2021	2020
Net Income	$13.9	$2.9
Add: Provision for income tax expense	2.3	0.9
Income before income tax, as reported	16.2	3.9
Pre-tax margin	9.3%	4.9%
Special items, net (1)	(.1)	(32.9)
Stock compensation expense	1.0	0.5
Loss on asset transactions, net	—	—
Tax receivable agreement expense (2)	—	—
Tax receivable agreement adjustment (3)	(1.1)	—
Voluntary leave expense (4)	—	1.9
Secondary offering related expense	0.6	—
Adjusted income (loss) before income tax	$16.7	$(26.6)
Adjusted Pre-tax margin	9.6%	(34.1%)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating (Income) / Expense
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Page 15	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Income Before Income Tax to GAAP Income Before Income Tax

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted income before income tax to GAAP income before income tax.

	Nine Months Ended Sep 30,
	2021	2020
Net Income	$78.1	$4.1
Add: Provision for income tax expense	17.2	1.5
Income before income tax, as reported	95.2	5.6
Pre-tax margin	21.1%	1.9%
Special items, net (1)	(65.5)	(64.3)
Stock compensation expense	4.6	1.3
Loss on asset transactions, net	—	0.4
Early pay-off of US Treasury loan	0.8	—
Tax receivable agreement expense (2)	0.3	—
Tax receivable agreement adjustment (3)	(19.8)	—
Loss on refinancing credit facility	0.4	—
Voluntary leave expense (4)	—	4.4
Secondary offering related expense	1.3	—
Adjusted income (loss) before income tax	$17.4	$(52.7)
Adjusted Pre-tax margin	3.9%	(17.9%)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating (Income) / Expense
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Page 16	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Net Income and Adjusted Earnings per Share to GAAP Net Income

Dollars and shares in millions, except for per share – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted net income and adjusted earnings per share to GAAP net income.

	Three Months Ended Sep 30,
	2021	2020
Net income	$13.9	$2.9
Net income per share – diluted	$0.23	$0.06
Special items, net (1)	(.1)	(32.9)
Stock compensation expense	1.0	0.5
Loss on asset transactions, net	—	—
Tax receivable agreement expense (2)	—	—
Tax receivable agreement adjustment (3)	(1.1)	—
Voluntary leave expense (4)	—	1.9
Secondary offering costs	0.6	—
Income tax effect of adjusting items, net (5)	(0.4)	7.0
Adjusted net income (loss)	$14.0	$(20.5)
Diluted share count	61.7	48.4
Adjusted net income (loss) per share - diluted	$0.23	$(0.42)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating (Income) / Expense
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(5)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the applicable period

Page 17	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Net Income and Adjusted Earnings per Share to GAAP Net Income

Dollars and shares in millions, except for per share – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted net income and adjusted earnings per share to GAAP net income.

	Nine Months Ended Sep 30,
	2021	2020
Net income	$78.1	$4.1
Net income per share – diluted	$1.33	$0.09
Special items, net (1)	(65.5)	(64.3)
Stock compensation expense	4.6	1.3
Loss on asset transactions, net	—	0.4
Early pay-off of US Treasury loan	0.8	—
Tax receivable agreement expense (2)	0.3	—
Tax receivable agreement adjustment (3)	(19.8)	—
Loss on refinancing credit facility	0.4	—
Voluntary leave expense (4)	—	4.4
Secondary offering costs	1.3	—
Income tax effect of adjusting items, net (5)	13.3	13.4
Adjusted net income (loss)	$13.6	$(40.7)
Diluted share count	58.7	48.4
Adjusted net income (loss) per share - diluted	$0.23	$(0.84)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating (Income) / Expense
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(5)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the applicable period

Page 18	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted EBITDAR to GAAP Net Income

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following tables present the reconciliation of Net Income (Loss) to Adjusted EBITDAR for the periods presented below.

	Three Months Ended Sep 30,
	2021	2020
Net income	$13.9	$2.9
Special items, net (1)	(.1)	(32.9)
Loss on asset transactions, net	—	—
Interest expense	6.3	5.2
Stock compensation expense	1.0	0.5
Tax receivable agreement expense (2)	—	—
Tax receivable agreement adjustment (3)	(1.1)	—
Interest income	—	—
Voluntary leave expense (4)	—	1.9
Secondary offering costs	0.6	—
Provision for income taxes	2.3	0.9
Depreciation and amortization	14.0	12.9
Aircraft rent	3.9	6.4
Adjusted EBITDAR	$40.9	$(2.1)
Adjusted EBITDAR margin	23.5%	(2.8%)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating (Income) / Expense
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Page 19	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted EBITDAR to GAAP Net Income

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following tables present the reconciliation of Net Income to Adjusted EBITDAR for the periods presented below.

	Nine Months Ended Sep 30,
	2021	2020
Net income	$78.1	$4.1
Special items, net (1)	(65.5)	(64.3)
Loss on asset transactions, net	—	0.4
Interest expense	19.5	16.2
Stock compensation expense	4.6	1.3
Tax receivable agreement expense (2)	0.3	—
Tax receivable agreement adjustment (3)	(19.8)	—
Interest income	(0.1)	(0.3)
Voluntary leave expense (4)	—	4.4
Secondary offering costs	1.3	—
Provision for income taxes	17.2	1.5
Depreciation and amortization	40.1	35.6
Aircraft rent	13.3	23.4
Adjusted EBITDAR	$89.1	$22.2
Adjusted EBITDAR margin	19.8%	7.6%

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating (Income) / Expense
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Page 20	Sun Country, Inc. d/b/a Sun Country Airlines®

Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations (starting in 2020 when we launched our cargo operations), certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors. Adjusted CASM excludes fuel costs. By excluding volatile fuel expenses that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft costs and maintenance costs, and productivity, which are more controllable by management. Adjusted CASM also excludes special items and other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period. As derivations of Adjusted CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of Adjusted CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the foregoing reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Page 21	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted CASM to CASM

amounts may not recalculate due to rounding

The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended Sep 30,
	2021		2020
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$151.7	9.79	$69.2	7.10
Less:
Aircraft fuel	36.6	2.37	13.1	1.35
Stock compensation expense	1.0	0.06	0.5	0.05
Special items, net (1)	(0.1)	(0.0)	(32.9)	(3.37)
Tax receivable agreement expense(2)	—	0.0	—	0.0
Voluntary leave expense (3)	—	0.0	1.9	0.20
Cargo expenses, not already adjusted above	15.5	1.00	12.0	1.23
Sun Country Vacations	0.2	0.01	0.1	0.01
Adjusted CASM	$98.4	6.35	$74.4	7.63
Available seat miles (ASMs) - mm	1,549.4		974.6

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement with our pre-IPO stockholders
(3)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Reconciliation of Adjusted CASM to CASM

amounts may not recalculate due to rounding

The following table presents the reconciliation of CASM to Adjusted CASM.

	Nine Months Ended Sep 30,
	2021		2020
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$354.3	8.11	$271.9	8.63
Less:
Aircraft fuel	90.6	2.07	69.4	2.21
Stock compensation expense	4.6	0.11	1.3	0.04
Special items, net (1)	(65.5)	(1.50)	(64.3)	(2.04)
Tax receivable agreement expense(2)	0.3	0.01	—	0.00
Voluntary leave expense (3)	—	0.00	4.4	0.14
Cargo expenses, not already adjusted above	48.9	1.12	16.5	0.52
Sun Country Vacations	0.6	0.01	0.4	0.01
Adjusted CASM	$274.7	6.29	$244.2	7.75
Available seat miles (ASMs) - mm	4,369.0		3,149.2

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement with our pre-IPO stockholders
(3)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Page 22	Sun Country, Inc. d/b/a Sun Country Airlines®